Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Shuttle Pharmaceuticals Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price Per Share	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of common stock, par value $0.00001 per share, and one Warrant	457	(o)	1,245,000	(1)	$8.00	$9,960,000	$92.70 per $1,000,000	$923.29
Fees to Be Paid	Equity	Shares of common stock, par value $0.00001 per share, included in the Units	457	(i)	-		-	(2)	-	-
Fees to Be Paid	Equity	Warrants included in the Units	457	(i)	-		-	(2)	-	-
Fees to Be Paid	Equity	Shares of common stock, par value $0.00001 per share, underlying the Warrants	457	(o)	1,245,000	(1)	$8.00	$9,960,000	$92.70 per $1,000,000	$923.29
Fees to be Paid	Equity	Shares of common stock, par value $0.00001 per share, registered for resale	457	(a)	147,870	(3)	$8.00	$1,182,960	$92.70 per $1,000,000	$109.66
Fees to be Paid	Equity	Resale Warrants	457	(g)	-		-	(4)	-	-
Fees to be Paid	Equity	Shares of common stock, par value $0.00001 per share, underlying the Resale Warrants	457	(g)	147,870	(3)	$8.00	$1,182,906	$92.70 per $1,000,000	$109.66
Fees to be Paid	Equity	Resale Warrants	457	(g)	-		-	(4)	-	-
Fees to be Paid	Equity	Shares of common stock, par value $.00001 per share, underlying the Resale Warrants	457	(g)	520,000	(3)	$8.00	$4,160,000	$92.70 per $1,000,000	$385.63
Fees to be Paid	Equity	Underwriter’s Warrants	457	(g)	-		-	(4)	-	-
Fees to be Paid	Equity	Shares of common stock, par value $0.00001 per share, underlying the Underwriter’s Warrants	457	(g)	174,300	(5)	$8.00	$1,394,400	$92.70 per $1,000,000	$129.26
	Total Offering Amounts							$26,798,004		$1,438.18
	Total Fees Previously Paid									$2,484.18
	Total Fee Offset
	Net Fee Due									$0-

(1)	Pursuant to a primary offering at $8.00 per unit for 1,245,000 units with each unit consisting of (i) one share of common stock and (ii) one warrant to purchase one share of common stock.

(2)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

(3)

Pursuant to a resale offering at a presumed offering price of $8.00 per share consisting of (i) 147,870 shares of common stock and warrants to purchase 147,870 shares of common stock, and (ii) warrants to purchase 520,000 shares of common stock, with 520,000 shares of common stock underlying the warrants.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant has agreed to issue, at the closing of this offering, shares of common stock to the representative of the underwriters a number of shares of common stock equal to seven percent (7%) of the aggregate number of units sold in the primary offering.